UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2010
NexMed, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6330 Nancy Ridge Drive, Suite 103	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 450-0048

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 26, 2010, NexMed, Inc. (the “Company”) received an expected notice of non-compliance (the “Notice”) from The NASDAQ Stock Market LLC based upon the bid price of the Company’s common stock closing at less than $1.00 per share in violation of NASDAQ Listing Rule 5550(a)(2), which could serve as an additional basis for the delisting of the Company’s securities from The NASDAQ Capital Market.

The Company responded to the Notice on January 27, 2010, requesting additional time to regain compliance with the bid price listing requirement.  Additionally, the Company indicated in its response that the Company had, as required by the NASDAQ Hearing Panel’s December 17, 2009 decision, evidenced a market value of listed securities in excess of $35 million for more than 10 consecutive trading days and had therefore regained compliance with NASDAQ Listing Rule 5550(b) because the market value of its listed securities was at least $35 million. The Company’s January 27, 2010 response also sought an exemption, through May 24, 2010, from compliance with existing deficiencies (failure to comply with the annual shareholder meeting and proxy solicitation requirements and failure to comply with the $1.00 minimum bid price requirement as discussed above) to allow the Company to execute its plans to regain compliance.

On February 1, 2010, NASDAQ received the Hearing Panel’s determination (the “Determination Letter”). The Determination Letter confirmed that the Company has regained compliance with the quantitative requirements for listing set forth in NASDAQ Listing Rule 5550(b) by maintaining a market value of listed securities of over $35 million for a minimum 10 consecutive trading days.  The Determination Letter also confirmed that NASDAQ would continue the listing of the Company’s securities on The NASDAQ Stock Market provided that the Company shall have (1) solicited proxies and held its annual meeting on or before May 24, 2010 and (2) evidenced compliance with the minimum bid price requirement and all other requirements for The NASDAQ Stock Market on or before July 15, 2010.  If the Company is not able to demonstrate compliance with all requirements for continued listing on or before July 15, 2010, its securities may be delisted.  During this exemption period, the Company must provide prompt notice to NASDAQ of any significant events that occur, including, but not limited to, any event that may call into question the Company’s historical financial information or that may impact the Company’s ability to maintain compliance with any NASDAQ listing requirement or exemption deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

Date: February 1, 2010